SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger") is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Ranger Press Release dated July 5, 2001	Item 1

Open Letter to Stockholders, mailed July 5, 2001	Item 2

Content of Items 1-2

For Immediate Release

     RANGER GOVERNANCE SEEKS SUPPORT FOR ITS PLAN
IN LETTER TO COMPUTER ASSOCIATES’ SHAREHOLDERS

Wyly: “Computer Associates Is Broken – But We Have A Plan To Fix It”

Dallas, Texas, July 5, 2001 – Ranger Governance, Ltd. today released the following letter to all shareholders of Computer Associates International, Inc. (NYSE: CA):

    Dear Fellow Shareholder:

Computer Associates is broken — but we have a plan to fix it.

Under the current Board and senior management, CA has:

  Managed to return a negative 11% for shareholders over the past five years — versus a positive 171% for the software industry;
  Consistently under-performed against its peer companies;
  Damaged its credibility by using accounting maneuvers to mask poor performance;
  Compensated its top executives lavishly while shareholders lost value; and
  Mistreated its employees and alienated its customers.

     Key findings of a recent, professional survey showed 46% of Computer Associates’ customers would get out of their commitment with the Company if they could. The study by Penn, Schoen & Berland Associates, Inc.1 , found that customers have little trust or confidence in the Company’s current senior management with only a third considering them to be ‘‘honest.’’

     I am convinced that a company that abuses its customers and employees cannot create value for shareholders.

Independent, Proven, Experienced Leadership

     My colleagues and I at Ranger Governance Ltd. have put together a comprehensive plan to realize the full potential of the Company’s winning products, people and customers, and achieve substantial new growth and success.

1 Survey commissioned by Ranger Governance Ltd., June 2001. Penn, Schoen and Berland surveyed 76 senior decision-makers from a random sample of Fortune 1000 companies. Fifty-two of the decision-makers surveyed are current customers of Computer Associates, eight are former customers, and 16 are non-customers of CA who have never been customers. The margin of error for the entire sample is +/-10.8%, and +/-13.2% for the customer sample. Results presented in this letter are from the sample of customers only. Penn, Schoen has consented to the use of its study in this letter.

     To provide the right leadership for the future, we have assembled a slate of independent directors made up of people who have in-depth experience and proven records of performance in the financing, management and governance of growing software, computer, technology and communications companies.

     Many of these highly qualified individuals were involved with companies where Computer Associates’ software products were created and originally introduced to the marketplace. In addition to myself, our nominees are:

  Richard J. Agnich — former Senior Vice President, Secretary and General Counsel of Texas Instruments Incorporated;
  Bob Cook — founder of VM Software, founder of Systems Center, Director of Sterling Commerce, and software venture capitalist;
  Dennis Mitchell Crumpler — founder of XcelleNet, Inc., co-founder of Sales Technologies, Inc. and General Partner of CIMCO, LLC, an investment management company;
  Mark Cuban — founder and former CEO of two software companies, Broadcast.com and MicroSolutions, and owner of the Dallas Mavericks basketball team;
  Dixon Doll — founder and manager of venture capital firm DCM and strategy consulting firm DMW Group;
  Dr. Wendy Lee Gramm — Distinguished Senior Fellow at George Mason University, director of Enron, and former Chairman, U.S. Commodity Futures Trading Commission;
  Stephen Perkins — co-founder of Sterling Commerce, with 31 years experience in the development and marketing of commercial software products;
  Cece Smith — former Chairman, Federal Reserve Bank of Dallas and co-founder and managing partner, Phillips-Smith-Machens Venture Partners; and
  Elizabeth VanStory — former President of iMotors.com and Vice President of OfficeDepot.com.

     During my 30 years in business, I have founded and managed three highly successful software companies: University Computing Company, Sterling Software and Sterling Commerce. Two of these companies were sold to Computer Associates — University Computing Company in 1987 and Sterling Software last year. So I care about the future of CA both as a stockholder and as someone who helped create many products still used by the Company.

Plan For Growth and Enhanced Shareholder Value

     We have a broad-based plan to reverse Computer Associates’ chronic underperformance and aggressively drive innovation. We will:

  Look to increase the value of the Company by reorganizing it into four independent business groups — Storage Management; Security Management; Systems Management; and Knowledge Management.
  We believe this structure will enhance CA’s ability to effectively compete, innovate, and provide standard-setting customer service and support. Once established, the Board would determine whether these separate business segments should be spun off or divested to create additional shareholder value.
  Recruit or promote from within, as many as four world-class CEOs and senior management teams to run the four business groups into which Ranger Governance intends to allocate Computer Associates’ 800 products.
  The four CEOs would not serve on the Board, ensuring the Board’s ability to provide independent oversight. You should know that Computer Associates’current Board includes three top Company executives — Wang, Kumar and Artzt.
  Implement a program of continuous product innovation, while actively exploring opportunities to expand Computer Associates’ current mix of products and services through cost-effective strategic acquisitions and investments in research and development.
  Revise corporate governance to produce unimpeachable business ethics and restore credibility by focusing board review and action through four committees — Audit and Governance; Human Resources and Compensation; Product Development and Acquisition; and Strategy and Organization.
  Each committee will be supported by independent resources to assist it in carrying out its duties.
  Build a corporate culture that is customer-focused and treats valued employees with the respect that their hard work and achievement deserve.

     I am confident that we can fix the problems at Computer Associates — with this plan and this team — and get CA growing so we can build value for shareholders.

     If you have any questions, comments or insights you want to share with me, please contact Morrow & Co., Inc. at (800) 607-0088. Additional information is also available at www.rangergov.com. In the near future we will be providing you with proxy material for the CA annual meeting scheduled for August 29, 2001.

     Until then, thank you for your consideration, and I look forward to communicating with you again.

Sincerely yours,

/s/ Sam
Sam Wyly
Manager
RANGER GOVERNANCE, LTD.

In addition to mailing it to all shareholders of record, Ranger has posted the letter on its website – www.rangergov.com.

About Ranger Governance, Ltd.

Ranger Governance is a Dallas-based investment company created by entrepreneurs Sam Wyly and Charles Wyly, and an affiliate of Ranger Capital Group, a multi-manager investment fund also based in Dallas. Ranger Governance announced on June 21 that it has initiated a proxy solicitation of the stockholders of Computer Associates, nominating a slate of replacements for the Company’s current Board of Directors, and proposing a comprehensive restructuring plan to maximize shareholder value, position Computer Associates for future growth, and dramatically improve its relations with customers, employees and investors. More information about Ranger Governance is available at www.rangergov.com.

Important Information

Ranger Governance plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger Governance’s solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER GOVERNANCE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger’s proxy statement will be available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of Ranger’s proxy statement, when it becomes available, by writing to Ranger Governance at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 212-754-8000, or at www.rangergov.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates’ shareholders is available in the Soliciting Materials on Schedule 14A filed by Ranger Governance with the SEC.

This document contains expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs, including those relating to maximizing stockholder value, are the opinions and beliefs of Ranger. In addition, the Ranger nominees' plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.

Contact:

Media:	Investors:
Dan Katcher/Joele Frank	Morrow & Co., Inc.
Joele Frank, Wilkinson Brimmer Katcher	(212) 754-8000
(212) 355-4449

# # #

Dear Fellow Shareholder:

Computer Associates is broken — but we have a plan to fix it.

        Under the current Board and senior management, CA has:

•	Managed to return a negative 11% for shareholders over the past five years—versus a positive 171% for the software industry;

•	Consistently under-performed against its peer companies;

•	Damaged its credibility by using accounting maneuvers to mask poor performance;

•	Compensated its top executives lavishly while shareholders lost value; and

•	Mistreated its employees and alienated its customers.

        Key findings of a recent, professional survey showed 46% of Computer Associates’ customers would get out of their commitment with the Company if they could. The study by Penn, Schoen & Berland Associates, Inc. (1) , found that customers have little trust or confidence in the Company’s current senior management with only a third considering them to be “honest.”

        I am convinced that a company that abuses its customers and employees cannot create value for shareholders.

Independent, Proven, Experienced Leadership

        My colleagues and I at Ranger Governance Ltd. have put together a comprehensive plan to realize the full potential of the Company’s winning products, people and customers, and achieve substantial new growth and success.

        To provide the right leadership for the future, we have assembled a slate of independent directors made up of people who have in-depth experience and proven records of performance in the financing, management and governance of growing software, computer, technology and communications companies.

        Many of these highly qualified individuals were involved with companies where Computer Associates’ software products were created and originally introduced to the marketplace. In addition to myself, our nominees are:

•	Richard J. Agnich—former Senior Vice President, Secretary and General Counsel of Texas Instruments Incorporated;

•	Bob Cook—founder of VM Software, founder of Systems Center, Director of Sterling Commerce, and software venture capitalist;

•	Dennis Mitchell Crumpler—founder of XcelleNet, Inc., co-founder of Sales Technologies, Inc. and General Partner of CIMCO, LLC, an investment management company;

•	Mark Cuban—founder and former CEO of two software companies, Broadcast.com and MicroSolutions, and owner of the Dallas Mavericks basketball team;

•	Dixon Doll—founder and manager of venture capital firm DCM and strategy consulting firm DMW Group;

•	Dr. Wendy Lee Gramm—Distinguished Senior Fellow at George Mason University, director of Enron, and former Chairman, U.S. Commodity Futures Trading Commission;

•	Stephen Perkins—co-founder of Sterling Commerce, with 31 years experience in the development and marketing of commercial software products;

(1)
Survey commissioned by Ranger Governance Ltd., June 2001. Penn, Schoen and Berland surveyed 76 senior decision-makers from a random sample of Fortune 1000 companies. Fifty-two of the decision-makers surveyed are current customers of Computer Associates, eight are former customers, and sixteen are non-customers of CA who have never been customers. The margin of error for the entire sample is +/-10.8%, and +/-13.2% for the customer sample. Results presented in this letter are from the sample of customers only. Penn, Schoen has consented to the use of its study in this letter.

•	Cece Smith—former Chairman, Federal Reserve Bank of Dallas and co-founder and managing partner, Phillips-Smith-Machens Venture Partners; and

•	Elizabeth VanStory—former President of iMotors.com and Vice President of OfficeDepot.com.

        During my 30 years in business, I have founded and managed three highly successful software companies: University Computing Company, Sterling Software and Sterling Commerce. Two of these companies were sold to Computer Associates—University Computing Company in 1987 and Sterling Software last year. So I care about the future of CA both as a stockholder and as someone who helped create many products still used by the Company.

Plan For Growth and Enhanced Shareholder Value

        We have a broad-based plan to reverse Computer Associates’ chronic underperformance and aggressively drive innovation. We will:

•	Look to increase the value of the Company by reorganizing it into four independent business groups—Storage Management; Security Management; Systems Management; and Knowledge Management.

We believe this structure will enhance CA’s ability to effectively compete, innovate, and provide standard-setting customer service and support. Once established, the Board would determine whether these separate business segments should be spun off or divested to create additional shareholder value.

•
Recruit or promote from within, as many as four world-class CEOs and senior management teams to run the four business groups into which Ranger Governance intends to allocate Computer Associates’ 800 products.

The four CEOs would not serve on the Board, ensuring the Board’s ability to provide independent oversight. You should know that Computer Associates’ current Board includes three top Company executives—Wang, Kumar and Artzt.

•
Implement a program of continuous product innovation, while actively exploring opportunities to expand Computer Associates’ current mix of products and services through cost-effective strategic acquisitions and investments in research and development.

•
Revise corporate governance to produce unimpeachable business ethics and restore credibility by focusing board review and action through four committees—Audit and Governance; Human Resources and Compensation; Product Development and Acquisition; and Strategy and Organization.

Each committee will be supported by independent resources to assist it in carrying out its duties.

•	Build a corporate culture that is customer-focused and treats valued employees with the respect that their hard work and achievement deserve.

        I am confident that we can fix the problems at Computer Associates—with this plan and this team—and get CA growing so we can build value for shareholders.

        If you have any questions, comments or insights you want to share with me, please contact Morrow & Co., Inc. at (800) 607-0088. Additional information is also available at www.rangergov.com. In the near future we will be providing you with proxy material for the CA annual meeting scheduled for August 29, 2001.

        Until then, thank you for your consideration, and I look forward to communicating with you again.

Sincerely yours,

Sam Wyly
Manager
RANGER GOVERNANCE , LTD .

IMPORTANT INFORMATION

        Ranger Governance plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger Governance’s solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER GOVERNANCE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger’s proxy statement will be available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of Ranger’s proxy statement, when it becomes available, by writing to Ranger Governance at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at (800) 607-0088, or at www.rangergov.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates’ shareholders is available in the Soliciting Materials on Schedule 14A filed by Ranger Governance with the SEC on June 29, 2001.

        This document contains expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs, including those relating to maximizing stockholder value, are the opinions and beliefs of Ranger. In addition, the Ranger nominees’ plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.

IMPORTANT INFORMATION

        Ranger plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER ADVISES SECURITY HOLDERS TO READ RANGER'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents, including the soliciting material that identifies the participants in Ranger's solicitation and describes their interests. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, calling Morrow & Co., Inc. at (212) 754-8000 or visiting Ranger's web site at www.rangergov.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the Solicitation is available in soliciting materials on Schedule 14A filed by Ranger with the Securities and Exchange Commission on June 29, 2001.

        This document contains expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs, including those relating to maximizing stockholder value, are the opinions and beliefs of Ranger. In addition, the Ranger nominees' plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.